                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported):  June 17, 1997


                            PIONEER COMPANIES, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                                  1-9859                    06-1215192
         --------                                  ------                    ----------
(State or other jurisdiction of                 (Commission                  (IRS Employer
         incorporation)                           File No.)                  Identification No.)

4200 NATIONSBANK CENTER
700 LOUISIANA, HOUSTON, TEXAS  77002                                         77002
------------------------------------                                         -----
(Address of principal executive offices)                                     (Zip Code)


Registrant's telephone number, including area code:                          713-225-3831
                                                                             -------------




                                 NOT APPLICABLE
         (Former name or former address, if changed since last report)

ITEM 2. Acquisition or Disposition of Assets.

         Pursuant to the terms of an Asset Purchase Agreement, effective as of May 14, 1997, between Pioneer Companies, Inc. (the "Company" or the "Registrant") and OCC Tacoma, Inc. ("OCC Tacoma"), on June 17, 1997, Pioneer Chlor Alkali Company, Inc. ("PCAC") acquired substantially all of the assets and properties used by OCC Tacoma, an affiliate of Occidential Chemical Corporation ("OxyChem"), in the chlor-alkali business at Tacoma, Washington, including a chlor-alkali production facility (the "Tacoma Plant"). PCAC is an indirect wholly-owned subsidiary of Pioneer Americas Acquisition Corp. ("PAAC"), which is a wholly-owned subsidiary of the Company. The purchase price for the acquisition of the Tacoma Plant (the "Tacoma Acquisition"), which was determined through arms'-length negotiations, was $97,000,000 in cash and 55,000 shares of a new series of preferred stock issued by the Company to OCC Tacoma. The Tacoma Plant has an annual production capacity of approximately 225,000 tons of chlorine, 247,500 tons of caustic soda, 44,000 tons of hydrochloric acid and 8,800 tons of calcium chloride. PCAC will continue to use the Tacoma Plant in the chlor-alkali business.

         PCAC and OCC Tacoma and OxyChem also entered into certain related agreements in connection with the Tacoma Acquisition. Pursuant to a Chlorine Purchase Agreement, OCC Tacoma will purchase 100,000 tons of chlorine from PCAC during the year following the acquisition, and PCAC has the right to require OCC Tacoma to purchase, and OCC Tacoma has the right to require PCAC to sell, up to 100,000 tons of chlorine during the second year following the acquisition and up to 75,000 tons of chlorine during the third year following the acquisition. All deliveries will be from the Tacoma Plant to an OxyChem plant at Ingleside, Texas. Market prices will apply to all such transactions, with transportation costs to be borne and paid by OCC Tacoma. PCAC will also have the right to require OCC Tacoma to purchase up to 50,000 tons of chlorine during the fourth year following the acquisition and up to 25,000 tons of chlorine during the fifth year following the acquisition at market prices, with each of the parties to bear 50% of the transportation costs from Tacoma to Ingleside for any purchases during such fourth and fifth years.

         Pursuant to a Chlorine and Caustic Soda Sales Agreement, PCAC will sell to OxyChem those quantities of chlorine and caustic soda necessary for OxyChem to satisfy its obligations under certain contracts with OxyChem's national account customers. It is estimated that during the year following the Tacoma Acquisition PCAC will sell approximately 22,400 tons of chlorine and 46,000 tons of caustic soda under the agreement, at prices set each quarter at levels equal to 95% of the average prices received by OxyChem under its customer contracts during the preceding quarter. Deliveries of chlorine and caustic soda under the arrangement will continue through December 31, 2000.

         Each share of the Company's Series A Preferred Stock issued in connection with the Tacoma Acquisition has a liquidation value of $100, and will be convertible at any time into eight shares of Class A Common Stock of the Company. Each share will be redeemable at the Company's option at redemption prices equal to the following percentages of liquidation value: 102% during the first year after the Tacoma Acquisition, 104% during the second year after the acquisition, 106% during the third year after the acquisition, 108% during the fourth year after the acquisition and 110% during each of the fifth through the tenth years after the acquisition. One day after the end of the tenth year after the acquisition, the Company is required to redeem any Series A Preferred Stock which remains outstanding at a price of $100 per share. No dividends are payable on the Series A Preferred Stock. Each share is entitled to eight votes per share and will vote with the Company's outstanding common stock on all matters.

         PAAC borrowed $100,000,000 under a Term Loan Agreement, dated as of June 17, 1997 (the "Term Loan Agreement"), among PAAC, DLJ Capital Funding, Inc. (as a lender and as Syndication Agent), Salomon Brothers Holding Company Inc
(as a lender and as Documentation Agent), Bank of America Illinois (as Administrative Agent) and such other financial institutions as may become parties thereto. PAAC also received the proceeds of an offering (the "Offering") of $200,000,000 of 9-1/4% Senior Secured Notes due 2007 (the "Notes") which was completed on June 17, 1997. The borrowings under the Term Loan Agreement (the "Term Loans") and the proceeds of the Offering were used to pay the cash portion of the purchase price of the Tacoma Plant, to purchase the $135,000,000 in principal amount of PAAC's outstanding 13-3/8% First Mortgage Notes due 2005 which were tendered in response to a tender offer made by PAAC (the "Tender Offer"), and for working capital and general corporate purposes.


ITEM 7.  Financial Statements and Exhibits.

         (a) Financial statements of business acquired.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Board of Directors,
  OCCIDENTAL CHEMICAL CORPORATION:

     We have audited the accompanying balance sheets of the Tacoma Plant (as defined in Note 1) of Occidental Chemical Corporation, an indirect wholly-owned subsidiary of Occidental Petroleum Corporation, as of December 31, 1996 and 1995, and the related statements of operations and changes in owner's investment and cash flows for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of Occidental Chemical Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Tacoma Plant of Occidental Chemical Corporation as of December 31, 1996 and 1995, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                            ARTHUR ANDERSEN LLP

Dallas, Texas
February 28, 1997

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                                 BALANCE SHEETS
                           DECEMBER 31, 1996 AND 1995
                             (AMOUNTS IN THOUSANDS)

                                                               1996       1995
                                                              -------    -------
CURRENT ASSETS

Cash........................................................  $     6    $     6
Inventories.................................................    4,818      4,790
Deferred income taxes.......................................    1,287      2,389
Other current assets........................................    1,009         95
                                                              -------    -------
          Total current assets..............................    7,120      7,280
PROPERTY, PLANT AND EQUIPMENT, at cost, net of accumulated
  depreciation of $80,650 in 1996 and $74,768 in 1995.......   61,512     62,857
OTHER ASSETS, net...........................................      795        973
                                                              -------    -------
          TOTAL ASSETS......................................  $69,427    $71,110
                                                              =======    =======

CURRENT LIABILITIES

Accounts payable............................................  $ 2,720    $ 2,919
Accrued liabilities.........................................    4,510      8,248
                                                              -------    -------
          Total current liabilities.........................    7,230     11,167
DEFERRED INCOME TAXES.......................................    1,961      2,727
ACCRUED ENVIRONMENTAL LIABILITIES...........................   20,481     21,242
OTHER LIABILITIES...........................................    7,791      8,244
                                                              -------    -------
          Total liabilities.................................   37,463     43,380
COMMITMENTS AND CONTINGENT LIABILITIES (Note 6)
OWNER'S INVESTMENT..........................................   31,964     27,730
                                                              -------    -------
          TOTAL LIABILITIES AND OWNER'S INVESTMENT..........  $69,427    $71,110
                                                              =======    =======

        The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

           STATEMENTS OF OPERATIONS AND CHANGES IN OWNER'S INVESTMENT
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (AMOUNTS IN THOUSANDS)

                                                               1996      1995      1994
                                                              -------   -------   -------
EXTERNAL SALES, net.........................................  $61,848   $60,871   $40,588
SALES TO OWNER AT MARKET VALUE..............................   11,867     9,270    10,069
                                                              -------   -------   -------
TOTAL SALES, net............................................   73,715    70,141    50,657

OPERATING COSTS AND EXPENSES:
  Cost of Sales.............................................   52,420    53,252    53,420
  Selling, general and administrative expenses..............    1,782     1,995     1,782
  Other operating expense...................................    2,209     2,607     2,254
                                                              -------   -------   -------
INCOME (LOSS) BEFORE INCOME TAXES...........................   17,304    12,287    (6,799)
  Income tax expense (benefit)..............................    6,059     4,301    (2,377)
                                                              -------   -------   -------
NET INCOME (LOSS)...........................................   11,245     7,986    (4,422)
PENSION LIABILITY ADJUSTMENT................................      439       643      (105)
INCREASE (DECREASE) IN OWNER'S INVESTMENT...................   (7,450)   (4,567)    8,646
OWNER'S INVESTMENT, beginning of year.......................   27,730    23,668    19,549
                                                              -------   -------   -------
OWNER'S INVESTMENT, end of year.............................  $31,964   $27,730   $23,668
                                                              =======   =======   =======

        The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                            STATEMENTS OF CASH FLOWS
              FOR THE YEARS ENDED DECEMBER 31, 1996, 1995 AND 1994
                             (AMOUNTS IN THOUSANDS)

                                                               1996       1995       1994
                                                              -------    -------    -------
CASH FLOW FROM OPERATING ACTIVITIES:
  Net income (loss).........................................  $11,245    $ 7,986    $(4,422)
  Adjustments to reconcile net income (loss) to net cash
     provided (used) by operating activities:
     Depreciation and amortization of assets................    6,247      5,928      5,587
     Deferred income taxes..................................       99      1,088      1,073
     Other noncash charges to income........................    1,941      2,039      1,630
  Changes in operating assets and liabilities:
     Increase in inventories................................      (28)      (851)      (193)
     Decrease (increase) in other current assets............     (914)       (93)         3
     Decrease in accounts payable and accrued liabilities...   (3,937)      (204)    (3,588)
  Other, net................................................   (2,589)    (4,794)    (3,723)
                                                              -------    -------    -------
Net cash provided (used) by operating activities............   12,064     11,099     (3,633)
                                                              -------    -------    -------
CASH FLOW FROM INVESTING ACTIVITIES:
  Capital expenditures......................................   (4,614)    (6,532)    (5,011)
                                                              -------    -------    -------
Net cash used by investing activities.......................   (4,614)    (6,532)    (5,011)
                                                              -------    -------    -------
CASH FLOW FROM FINANCING ACTIVITIES:
  Increase (decrease) in owner's investment.................   (7,450)    (4,567)     8,646
                                                              -------    -------    -------
Net cash provided (used) by financing activities............   (7,450)    (4,567)     8,646
                                                              -------    -------    -------
Change in cash..............................................       --         --          2
Cash -- beginning of year...................................        6          6          4
                                                              -------    -------    -------
Cash -- end of year.........................................  $     6    $     6    $     6
                                                              =======    =======    =======

        The accompanying notes are an integral part of these statements.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES --

  Organization, business and basis of presentation --

     The accompanying financial statements present the financial position, results of operations and cash flows of the Tacoma plant (the Tacoma Plant) of Occidental Chemical Corporation (OCC), a New York corporation. The financial statements are prepared for a proposed acquisition by Pioneer Companies, Inc. (Pioneer) of the Tacoma Plant (see Note 11).

     All of the outstanding common shares of OCC are owned indirectly by Occidental Petroleum Corporation (Occidental). Certain amounts in the accompanying financial statements have been allocated in a reasonable and consistent manner in order to depict the financial position, results of operations and cash flows of the Tacoma Plant on a stand-alone basis.

     The Tacoma Plant, located in Tacoma, Washington, consists of a chlor-alkali process which manufactures chlorine, sodium hydroxide and related products, and a discontinued ammonia process that has not operated since 1992. The Tacoma Plant's products are sold to national and international markets as well as to other plants and affiliates of OCC. The accompanying financial statements exclude the previously discontinued manufacturing processes associated with unrelated product lines, including chlorinated organic compounds. Additionally, the Tacoma Plant does business as OCC and enters into operating and sales contracts administered by OCC. These include national sales agreements as well as purchase and energy agreements.

     Occidental utilizes a centralized cash management system for its operations, including the Tacoma Plant. Cash distributed to or advanced from Occidental has been reflected in Owner's investment in the accompanying balance sheets. In addition, settlements of transactions with OCC and other Occidental affiliates are recorded through Owner's investment.

  Supplemental cash flow information --

     For the years ended December 31, 1996, 1995 and 1994, all cash payments for income taxes were made by Occidental. For the same periods, there were no cash payments for interest.

     As of December 31, 1996 and 1995, net trade receivables of $7,604,000 and $8,952,000, respectively, were transferred to an affiliate (see Note 2).

  Property, plant and equipment --

     Property, plant and equipment additions, major renewals and improvements are capitalized at cost. Maintenance and repair costs are charged to expense as incurred. The cost and related accumulated depreciation, depletion and amortization of property, plant and equipment sold or retired are removed from the property, plant and equipment accounts and any resulting gain or loss is recorded.

     Depreciation of plant and equipment is primarily provided using the units-of-production method.

     Costs incurred during the construction period of major projects are capitalized and accumulated in Construction in progress (see Note 5). Upon completion, the costs are transferred to the appropriate Property, plant and equipment accounts. Interest costs incurred during the construction period of major projects which extend longer than one year are capitalized and amortized over the lives of the related assets. There were no such major projects during 1996, 1995 or 1994.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
  Income taxes--

     The Tacoma Plant is included in the consolidated U.S. federal income tax return of Occidental. The Tacoma Plant uses the asset and liability method required by Statement of Financial Accounting Standards (SFAS) No.
109 -- "Accounting for Income Taxes." Deferred income taxes are recorded at enacted rates to recognize the future effects of temporary differences which arise between financial statement assets and liabilities and their basis for income tax reporting purposes. A portion of the income tax provision for this return is allocated to the Tacoma Plant on the basis of a tax sharing arrangement between OCC and Occidental Chemical Holding Corporation (OCHC), an indirect parent of OCC. Current and deferred income tax provisions allocated by OCC are based on taxable income determined as though the Tacoma Plant filed as an independent company, making the same tax return elections used in Occidental's consolidated return. However, this arrangement also permits the Tacoma Plant to recognize income tax benefits for current year operating losses and deductible temporary differences without limiting such benefits. Amounts due to Occidental for current income tax provisions are netted in Owner's investment in the accompanying balance sheets.

  Risks and uncertainties --

     The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts, generally not by material amounts. Management believes that these estimates and assumptions provide a reasonable basis for the fair presentation of the Tacoma Plant's financial position and results of operations.

     Included in the accompanying balance sheets are deferred income tax assets of $11,061,000 and $12,555,000 as of December 31, 1996 and 1995, respectively, consisting of the current portion of $1,287,000 and $2,389,000, shown as current deferred income tax assets and the noncurrent portion which is netted against deferred income tax liabilities (see Note 7). Realization of that asset is dependent upon the generation of sufficient future taxable income. It is expected that the recorded deferred income tax asset will be realized through future operating income and reversal of taxable temporary differences.

     Since the Tacoma Plant's two principal products are commodities, significant changes in the prices of chlorine and sodium hydroxide could have a significant impact on the Tacoma Plant's results of operations for any particular year.

  Fair value of financial instruments --

     The Tacoma Plant values financial instruments as required by SFAS No. 107 -- "Disclosures About Fair Value of Financial Instruments." The carrying value of on-balance sheet financial instruments approximates fair value.

(2) RECEIVABLES --

     As of December 31, 1996 and 1995, OCC transferred, with limited recourse, to an Occidental affiliate net trade receivables of the Tacoma Plant under a revolving sale program, in connection with the ultimate sale for cash of such receivables. The net trade receivables transferred amounted to $7,604,000 and $8,952,000 as of December 31, 1996 and 1995, respectively. OCC transferred the receivables to the affiliate in a noncash transaction that was reflected as a reduction in the Tacoma Plant's Owner's investment. OCC has retained the

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(2) RECEIVABLES -- (CONTINUED)
collection responsibility with respect to the receivables sold. An interest in newly created receivables is transferred monthly, net of collections made from customers. Fees related to the sales of receivables under this program, which are allocated from OCC, were $377,000, $425,000 and $333,000 for the years ended December 31, 1996, 1995 and 1994, respectively, and are included in Other operating expense.

(3) INVENTORIES --

     Inventories are valued at the lower of cost or market. The last-in, first-out (LIFO) cost method was used in determining the costs of raw materials and finished goods. Materials and supplies inventories were determined using the weighted-average cost method. Inventories consisted of the following as of December 31, 1996 and 1995 (in thousands):

                                                               1996       1995
                                                              -------    -------
Raw materials...............................................  $ 1,291    $ 1,653
Materials and supplies......................................    3,338      3,152
Finished goods..............................................    2,071      2,519
                                                              -------    -------
                                                                6,700      7,324
LIFO reserve................................................   (1,882)    (2,534)
                                                              -------    -------
Inventory at lower of cost or market........................  $ 4,818    $ 4,790
                                                              =======    =======

     During the years ended December 31, 1996 and 1994, certain inventory quantities carried at LIFO were reduced. These reductions resulted in a liquidation of LIFO inventory quantities, the effect of which did not have a material impact on Cost of sales.

(4) CHANGE IN ACCOUNTING PRINCIPLE --

     In December 1992, the Financial Accounting Standards Board issued SFAS No. 112 -- "Employers' Accounting for Postemployment Benefits," which substantially changed the existing method of accounting for employer benefits provided to inactive or former employees after active employment but before retirement. This statement requires that the cost of postemployment benefits (principally medical benefits for inactive employees) be recognized in the financial statements during employees' active working careers. OCC adopted SFAS No. 112 effective January 1, 1994, but the adoption did not have a material impact on the Tacoma Plant's financial position or results of operations.

(5) PROPERTY, PLANT AND EQUIPMENT --

     Property, plant and equipment at December 31, 1996 and 1995 consisted of the following (in thousands):

                                                                1996        1995
                                                              --------    --------
Land and land improvements..................................  $  2,951    $  2,875
Buildings...................................................     9,173       8,915
Machinery and equipment.....................................   118,212     114,530
Construction in progress....................................    11,826      11,305
                                                              --------    --------
                                                               142,162     137,625
Accumulated depreciation....................................   (80,650)    (74,768)
                                                              --------    --------
                                                              $ 61,512    $ 62,857
                                                              ========    ========

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(6) COMMITMENTS AND CONTINGENT LIABILITIES --

  Commitments --

     The Tacoma Plant leases railcars as well as certain machinery and equipment under noncancelable operating leases. The operating lease for machinery and equipment expires in 2001, at which time the property can be purchased for the then fair market value or the lease can be renewed at the then fair rental value for two years.

     At December 31, 1996, future minimum lease payments under noncancelable operating leases were as follows (in thousands):

1997........................................................  $ 3,784
1998........................................................    3,561
1999........................................................    3,412
2000........................................................    3,560
2001........................................................    3,178
Thereafter..................................................   16,582
                                                              -------
  Total minimum lease payments..............................  $34,077
                                                              =======

     Rental expense totaled approximately $4,156,000, $4,164,000 and $4,262,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

     OCC purchases the entire requirement of salt for the Tacoma Plant from Mitsubishi International Corporation (MIC) under the terms of a contract ending on December 31, 1996. The contract requires OCC to purchase a predetermined annual quantity of salt at an established price. Payments are made to MIC each month in the amount of one-twelfth of the annual quantity at the established price for that year. Total purchases under this contract were $8,202,000, $7,712,000 and $6,339,000 for the years ended December 31, 1996, 1995 and 1994, respectively. In May 1996, OCC entered into a new contract with MIC to purchase salt for the Tacoma Plant under similar terms for 1997 through 1999.

     OCC purchases electric power for the Tacoma Plant from the City of Tacoma, Department of Public Utilities, Light Division (the City) under the terms of a contract expiring in September 2001. The contract has three monthly levels of commitment. The first two take-or-pay levels are for fixed quantities of power at predetermined prices. The third level is for power consumed above the take-or-pay quantities at market prices. Under the terms of the contract, any power committed to but not consumed by the Tacoma Plant can be resold by the City, the proceeds of which will be applied against the Tacoma Plant's commitment. Total purchases under this contract were $13,621,000, $13,894,000 and $13,643,000 for the years ended December 31, 1996, 1995 and 1994, respectively.

  Lawsuits --

     An individual brought a lawsuit in 1995 against OCC alleging personal injury from exposure to chlorine gas released from the Tacoma Plant in 1994. Although a release did occur, the alleged causation and damages are denied. It is impossible at this time to determine the ultimate legal liabilities that may arise from this lawsuit. However, in management's opinion, the lawsuit should not have a material adverse effect upon the financial position or results of operations of the Tacoma Plant.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(7) INCOME TAXES --

     Income tax expense (benefit) for the years ended December 31, 1996, 1995 and 1994 consisted of the following (in thousands):

                                                           1996      1995      1994
                                                          ------    ------    -------
Current U.S. federal....................................  $5,960    $3,213    $(3,450)
Deferred U.S. federal...................................      99     1,088      1,073
                                                          ------    ------    -------
                                                          $6,059    $4,301    $(2,377)
                                                          ======    ======    =======

     The following table reconciles the maximum statutory U.S. federal income tax rate multiplied by the Tacoma Plant's income (loss) before income taxes to the recorded income tax expense (benefit) (in thousands):

                                                           1996      1995      1994
                                                          ------    ------    -------
U.S. federal income tax at 35%..........................  $6,056    $4,300    $(2,380)
Nondeductible expenses and other........................       3         1          3
                                                          ------    ------    -------
                                                          $6,059    $4,301    $(2,377)
                                                          ======    ======    =======

     Pension liability adjustments charged directly to Owner's investment in 1996, 1995 and 1994 were net of tax charges (benefits) of $237,000, $347,000 and ($23,000), respectively.

     Deferred income taxes reflect the future tax consequences of temporary differences between the tax basis of assets and liabilities and their financial reporting amounts. Temporary differences are associated with the financial statement assets and liabilities shown in the table below. Deferred income tax assets and liabilities have been recorded in the following amounts as of December 31, 1996 and 1995 (in thousands):

                                                      1996                      1995
                                             ----------------------    ----------------------
                                                  DEFERRED TAX              DEFERRED TAX
                                             ASSETS     LIABILITIES    ASSETS     LIABILITIES
                                             -------    -----------    -------    -----------
Inventories................................  $   371      $    --      $   340      $    --
Property, plant and equipment, net.........       --       11,565           --       12,592
Other assets...............................       --          170           --          301
Accrued liabilities........................      916           --        2,049           --
Other liabilities..........................    9,774           --       10,166           --
                                             -------      -------      -------      -------
                                             $11,061      $11,735      $12,555      $12,893
                                             =======      =======      =======      =======

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS --

     The Tacoma Plant participates in various defined contribution retirement plans sponsored by Occidental for its salaried, union and nonunion hourly employees that provide for periodic contributions by OCC based on plan-specific criteria, such as base pay, age level, and employee contributions. OCC contributed and the Tacoma Plant expensed $250,000, $255,000 and $240,000 under the provisions of these plans during the years ended December 31, 1996, 1995 and 1994, respectively.

     Also, the Tacoma Plant's retirement and postretirement defined benefit plans for union hourly employees are accrued based on various assumptions and discount rates, as described below. The actuarial assumptions

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS -- (CONTINUED) used could change in the near term as a result of changes in expected future trends and other factors which, depending on the nature of the changes, could cause increases or decreases in the liabilities accrued.

     Pension costs for the Tacoma Plant defined benefit pension plan, for union hourly employees determined by independent actuarial valuations, are funded by payments to trust funds that are administered by independent trustees. The components of the net pension cost for the years ended December 31, 1996, 1995 and 1994 were as follows (in thousands):

                                                            1996       1995      1994
                                                           -------    -------    -----
Service cost -- benefits earned during the period........  $   374    $   389    $ 347
Interest cost on projected benefit obligation............      660        676      674
Estimated return on plan assets..........................   (1,492)    (1,699)    (252)
Net amortization and deferral............................      891      1,348     (133)
                                                           -------    -------    -----
          Net pension cost...............................  $   433    $   714    $ 636
                                                           =======    =======    =====

     The Tacoma Plant recorded adjustments to Owner's investment of an increase of $439,000 in 1996 and $643,000 in 1995 and a decrease of $105,000 in 1994 to reflect the net-of-tax difference between the additional liability required under pension accounting provisions and the corresponding intangible asset.

     The following table sets forth the defined benefit plan's funded status and amounts recognized in the Tacoma Plant balance sheets at December 31, 1996 and 1995 (in thousands):

                                                              ACCUMULATED BENEFITS
                                                                  EXCEED ASSETS
                                                              ---------------------
                                                                1996        1995
                                                              --------    ---------
Present value of the estimated pension benefits to be paid
  in the future:
  Vested benefits...........................................    $9,043      $ 8,473
  Nonvested benefits........................................       437          410
                                                                ------      -------
Accumulated benefit obligation..............................     9,480        8,883
  Excess of projected benefit obligation over accumulated
     benefit obligation.....................................       426          399
                                                                ------      -------
Total projected benefit obligations.........................     9,906        9,282
Plan assets at fair value...................................     9,701        8,085
                                                                ------      -------

Projected benefit obligation in excess of plan assets.......    $  205      $ 1,197
                                                                ======      =======
Projected benefit obligation in excess of plan assets.......    $  205      $ 1,197
Unrecognized net asset......................................       160          192
Unrecognized prior service cost.............................      (195)        (215)
Unrecognized net loss.......................................      (363)      (1,266)
Additional minimum liability(a).............................        --          891
                                                                ------      -------
Pension liability (prepaid pension).........................    $ (193)     $   799
                                                                ======      =======

(a) A related amount up to the limit allowable under SFAS No. 87 -- "Employers' Accounting for Pensions" has been included in Other assets. Amounts exceeding such limits have been charged to Owner's investment.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS -- (CONTINUED)
     In 1996 and 1995, the discount rate used in determining the actuarial present value of the projected benefit obligations was 7.5 percent. The rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations was 4.5 percent in 1996 and 1995. The expected long-term rate of return on assets was 8 percent in 1996 and 1995.

     OCC provides medical, dental and life insurance for certain active, retired, and disabled employees of the Tacoma Plant and their eligible dependents. Beginning in 1993, certain salaried participants pay for all medical cost increases in excess of increases in the Consumer Price Index (CPI). The benefits generally are funded by OCC as the benefits are paid during the year. The cost of providing these benefits is based on claims filed and insurance premiums paid for the period.

     To reflect the Tacoma Plant's participation in the OCC plan, the net periodic postretirement benefit costs and the postretirement benefit obligations are based on an allocation of the OCC actuarial study using participant counts at the Tacoma Plant for each of the years presented in the tables below. This allocation excludes amounts attributable to salaried retirees and surviving spouses because nonunion retiree information is not maintained for such participants by plant location.

     The OCC postretirement benefit obligation as of December 31, 1996 and 1995 was determined by application of the terms of medical, dental, and life insurance plans, including the effect of established maximums on covered costs, together with relevant actuarial assumptions and health care cost trend rates projected at a CPI increase of 3 percent and 4 percent in 1996 and 1995, respectively (except for union employees). For union employees, the health care cost trend rates were projected at annual rates ranging ratably from 9 percent in 1996 to 6 percent through the year 2002 and level thereafter. The effect of a one percent annual increase in these assumed cost trend rates would increase the allocated accumulated postretirement benefit obligation by approximately $660,000 and the allocated annual service and interest costs by approximately $95,000 in 1996. The weighted average discount rate used in determining the accumulated postretirement benefit obligation as of December 31, 1996 and 1995 was 7.5 percent. The plans are unfunded.

     The following table sets forth the allocation of OCC postretirement plans' combined status, reconciled with the amounts included in the accompanying balance sheets at December 31, 1996 and 1995 (in thousands):

                                                               1996      1995
                                                              ------    ------
Accumulated postretirement benefit obligation:
  Retirees..................................................  $3,924    $3,820
  Fully eligible active plan participants...................     642       630
  Other active plan participants............................   3,573     3,310
                                                              ------    ------
Total accumulated postretirement benefit obligation.........   8,139     7,760
Unrecognized prior service cost.............................    (109)     (156)
Unrecognized net loss.......................................    (586)     (691)
                                                              ------    ------
Allocated accrued postretirement benefit cost...............  $7,444    $6,913
                                                              ======    ======

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(8) RETIREMENT PLANS AND POSTRETIREMENT BENEFITS -- (CONTINUED)
     The allocated net periodic postretirement benefit cost included the following components for the years ended December 31, 1996, 1995 and 1994 (in thousands):

                                                              1996    1995    1994
                                                              ----    ----    ----
Service cost -- benefits attributed to service during the
  period....................................................  $202    $194    $190
Interest cost on accumulated postretirement benefit
  obligation................................................   582     572     570
Net amortization and deferral...............................    47      47      47
                                                              ----    ----    ----
Allocated net periodic postretirement benefit cost..........  $831    $813    $807
                                                              ====    ====    ====

(9) RELATED PARTY TRANSACTIONS --

     The Tacoma Plant has been charged for certain financial and operational support services provided by OCC, such as marketing, sales and customer service, transportation and distribution, and technical services. Charges for such support services included in the accompanying statements of operations totaled $8,759,000, $8,806,000 and $10,151,000 for the years ended December 31, 1996,
1995 and 1994, respectively. These charges were allocated based on ratios including such factors as revenues, operating income, fixed assets, and working capital in a reasonable and consistent manner.

     Included in the above allocations are research and development costs, which are charged to operations by OCC as incurred, and were $70,000, $96,000 and $143,000 for the years ended December 31, 1996, 1995 and 1994, respectively. These charges are included in Selling, general and administrative expenses in the accompanying statements of operations.

     See Note 1 regarding the centralized cash management system of Occidental.

     See Note 2 regarding the transfer of receivables to an affiliate.

(10) ENVIRONMENTAL COSTS --

  General --

     Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to existing conditions caused by past operations, and that do not contribute to current or future revenue generation, are expensed. Reserves for estimated costs are recorded when environmental remedial efforts are probable and the costs can be reasonably estimated. In determining the reserves, the Tacoma Plant uses the most current information available, including similar past experiences, available technology, regulations in effect, the timing of remediation and cost-sharing arrangements. The environmental reserves are based on management's estimate of the most likely costs to be incurred and are reviewed periodically and adjusted as additional or new information becomes available.

     In October 1996, the American Institute of Certified Public Accountants issued Statement of Position (SOP) 96-1 "Environmental Remediation Liabilities," which provides authoritative guidance on specific accounting issues that are present in the recognition, measurement, display, and disclosure of environmental remediation liabilities. The provisions of this SOP are effective for fiscal years beginning after December 15, 1996. OCC plans to adopt the provisions of this SOP in 1997. The impact of adopting this SOP, if any, on the financial statements of the Tacoma Plant has not been determined.

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(10) ENVIRONMENTAL COSTS -- (CONTINUED)
  Tacoma Plant site --

     Historic operations of various discontinued processes and equipment at the Tacoma Plant site, including past activities of other owners or operators of all or a portion of the Tacoma Plant site, have resulted in releases of certain hazardous and nonhazardous substances and materials into the soil, surface water, groundwater and intertidal and subtidal sediments at and in the vicinity of the Tacoma Plant site.

     The Tacoma Plant is permitted under the Resource Conservation and Recovery Act (RCRA). Although permitted waste management units at the Tacoma Plant site have been closed in accordance with RCRA, the current RCRA permit requires the owner and operator of the Tacoma Plant to take corrective action to address the presence of certain substances in groundwater associated with past practices at the Tacoma Plant site. The Tacoma Plant is controlling migration of and remediating substances in groundwater through extraction, treatment and reinjection (see Reserves and expenditures for the Tacoma Plant site section of Note 10 below).

     In addition, governmental authorities have identified OCC as a "potentially responsible party" for the Commencement Bay Nearshore/Tideflats Superfund Site (the CB/NT site), which includes the Hylebos Waterway, pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act. The CB/NT site covers in excess of ten square miles and includes the Tacoma Plant site and other properties along the Hylebos Waterway and in the vicinity of Commencement Bay. More than 100 potentially responsible parties have been identified with respect to the Hylebos Waterway area of the CB/NT site. OCC is participating with a group of entities in performing a pre-remedial design investigation to evaluate potential alternatives for remediation of sediments in the Hylebos Waterway.

     It is reasonably possible that the activities of the Tacoma plant chlor-alkali process and discontinued processes have contributed to the presence of hazardous and nonhazardous substances and materials at and in the vicinity of the Tacoma Plant site. It is impossible at this time to determine the quantity of such substances and materials, if any, attributable to these processes, and OCC does not have sufficient information available to determine a range of potential liability.

  Reserves and expenditures for the Tacoma Plant site --

     At December 31, 1996 and 1995, the current portion of the reserve for groundwater remediation at the Tacoma Plant site included in Accrued liabilities was $2,550,000 and $5,200,000, respectively. The reserve for remediation was originally established in 1990. Additions to the remediation reserve of $1,932,000, $2,030,000 and $1,530,000 for the years ended December 31, 1996,
1995 and 1994, respectively, are included in Other operating expense.

     The Tacoma Plant's estimated operating expenses relating to compliance with environmental laws and regulations governing ongoing operations on the Tacoma Plant site were approximately $901,000, $983,000 and $958,000 for the years ended December 31, 1996, 1995 and 1994, respectively. In addition, estimated capital expenditures for environmental compliance on the Tacoma Plant site for the years ended December 31, 1996, 1995 and 1994 were approximately $1,175,000, $693,000 and $82,000, respectively.

(11) SALE OF TACOMA PLANT --

     Pioneer is currently negotiating to purchase selected assets, liabilities and operations of the Tacoma Plant primarily including, but not limited to, property, plant and equipment and inventories. As of February 1, 1997,

                        OCCIDENTAL CHEMICAL CORPORATION
                                  TACOMA PLANT

                         NOTES TO FINANCIAL STATEMENTS
                        DECEMBER 31, 1996, 1995 AND 1994

(11) SALE OF TACOMA PLANT -- (CONTINUED)
OCC transferred substantially all of the Tacoma Plant's assets and liabilities into OCC Tacoma, Inc., a newly created, wholly-owned subsidiary of OCC.

     The assets, liabilities and operations included in these financial statements are those required to present the Tacoma Plant as a stand-alone entity and include certain assets, liabilities and operations that are not included in the proposed sale to Pioneer, such as certain railcar and equipment leases. Excluded operations include, among other things, support services such as marketing, sales and customer service, transportation and distribution, and technical services. In addition, OCC will retain various chlorine and caustic soda account contracts which will be supplied in part by a proposed arrangement between Pioneer and OCC.

     Negotiations are ongoing concerning a mutually acceptable method of acquisition by Pioneer. As currently contemplated, in addition to the primary asset conveyance instrument, related agreements would allocate responsibility, as between OCC and Pioneer, for environmental costs and obligations associated with the Tacoma Plant site arising from pre-closing events or occurrences, including any investigation, monitoring, treatment or remediation of substances and materials in water, soils and sediments at and in the vicinity of the Tacoma Plant site, the Hylebos Waterway and the CB/NT site. This allocation of responsibility is expected to include cost and time limitations, above or after which OCC's responsibility for environmental costs and obligations associated with the Tacoma Plant site between the parties would terminate.

         (b) Pro forma financial information.

         The following unaudited pro forma financial information (the "Pro Forma Financial Information") of the Company has been derived from and should be read in conjunction with (i) the audited consolidated financial statements of the Company and the related notes thereto, as included in the Company's annual report on Form 10-K for the year ended December 31, 1996, and (ii) the financial statements of the business acquired, included under paragraph (a) above. The Pro Forma Financial Information has been prepared to illustrate the effects of the Tacoma Acquisition, the Offering, the Term Loans, the Tender Offer and the July 1996 acquisition of T.C. Products, Inc. by a subsidiary of the Company.

         The pro forma balance sheet as of March 31, 1997 gives effect to the Tacoma Acquisition, the Offering, the Term Loans and the Tender Offer as if they had occurred on March 31, 1997. The pro forma statement of operations for the year ended December 31, 1996 gives effect to the Tacoma Acquisition, the Offering, the Term Loans, the Tender Offer and the acquisition of T.C. Products, Inc. as if they had occurred on January 1, 1996. The pro forma statement of operations for the three months ended March 31, 1997 gives effect to the Tacoma Acquisition, the Offering, the Term Loans, and the acquisition of T.C. Products as if they had occurred on January 1, 1997. The acquisition of T.C. Products was effective July 1, 1996 and was accounted for using the purchase method. The Pro Forma Financial Information is not necessarily indicative of either future results of operations or the results that might have occurred if the foregoing transactions had been consummated on the indicated date.

         The Tacoma Acquisition will be accounted for using the purchase method. The total purchase cost of the Tacoma Acquisition will be allocated to the Company's assets and liabilities based upon the estimated fair value of the assets and liabilities being acquired. The pro forma adjustments reflected in the Pro Forma Financial Information are based upon information available as of the date of the Tacoma Acquisition. Accordingly, there can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Pro Forma Financial Information. The pro forma adjustments reflect certain plans and assumptions of management of the Company. No assurance can be given that such plans will be implemented as now contemplated or that such assumptions will prove to be accurate.

                            PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1997
                                  (UNAUDITED)

                                                      ACTUAL                   PRO FORMA
                                                -------------------    -------------------------
                                                            TACOMA                         AS
                                                COMPANY      PLANT     ADJUSTMENTS      ADJUSTED
                                                --------    -------    -----------      --------
                                                             (DOLLARS IN THOUSANDS)
ASSETS

Current assets
  Cash........................................  $ 16,064    $     6     $  30,125 (a)   $ 46,195
  Accounts receivable, net....................    24,123         --                       24,123
  Inventories.................................    13,173      5,181         1,781 (b)     20,135
  Prepaid expenses............................     1,291      1,990        (1,447)(c)      1,834
                                                --------    -------     ---------       --------
          Total current assets................    54,651      7,177        30,459         92,287
Property, plant and equipment, net............   105,735     60,695        18,480 (d)    184,910
Other assets, net.............................    26,763        794        19,233 (e)     46,790
Excess cost over the fair value of net assets
  acquired, net...............................   113,193         --        15,020 (f)    128,213
                                                --------    -------     ---------       --------
          Total assets........................  $300,342    $68,666     $  83,192       $452,200
                                                ========    =======     =========       ========

LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities
  Accounts payable............................  $ 17,587    $ 2,104     $  (2,104)(g)   $ 17,587
  Accrued liabilities.........................    24,921      3,037        (3,037)(h)     24,921
  Returnable deposits.........................     3,175         --                        3,175
  Current portion of long-term debt...........       128         --                          128
                                                --------    -------     ---------       --------
          Total current liabilities...........    45,811      5,141        (5,141)        45,811
Long-term debt, less current maturities.......   161,071         --      (135,000)(i)     26,071
  Term Loans..................................        --         --       100,000 (j)    100,000
  9 1/4% Senior Secured Notes due 2007........        --         --       200,000 (j)    200,000
Returnable deposits...........................     3,272         --                        3,272
Accrued pension and other employee benefits...    14,555         --                       14,555
Deferred income taxes.........................        --      2,384        (2,384)(k)         --
Other long-term liabilities...................    17,312     27,924       (27,924)(l)     17,312
     Stockholder's equity.....................    58,321     33,217       (46,359)(m)     45,179
                                                --------    -------     ---------       --------
          Total liabilities and stockholder's
            equity............................  $300,342    $68,666     $  83,192       $452,200
                                                ========    =======     =========       ========

                       (see footnotes on following page)

                        NOTES TO PRO FORMA BALANCE SHEET
                              AS OF MARCH 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(a) Excess cash after payment of purchase price and related acquisition and financing costs.

(b) Elimination of the last in first out ("LIFO") reserve from the Tacoma Plant's balance sheet as the Company uses the first in first out ("FIFO") or average cost methods for inventory valuation.

(c) Reflects the following:

(1)  Elimination of the Tacoma Plant's deferred taxes as the
       transaction is an asset purchase..........................    $(1,249)
(2)  Elimination of OCC Tacoma's prepaid pension expense.........       (198)
                                                                     -------
                                                                     $(1,447)
                                                                     =======

(d) Adjustment to fair value of acquired property, plant and equipment in accordance with the purchase method of accounting.

(e) Reflects the following:

(1)  Capitalization of transaction and financing costs...........    $10,875
(2)  Write-off of existing financing costs.......................     (4,070)
(3)  Deferred tax benefit on extraordinary item..................     12,428
                                                                     -------
                                                                     $19,233
                                                                     =======

(f) Addition of excess of cost over the fair value of net assets acquired.

(g) Elimination of accounts payable not assumed by the Company in the Tacoma Acquisition.

(h) Elimination of accrued liabilities not assumed by the Company in the Tacoma Acquisition.

(i) Repurchase of existing 13 3/8% First Mortgage Notes.

(j) Debt incurred under the Offering and the Term Loans in connection with the other Refinancings and the Tacoma Acquisition.

(k) Elimination of deferred taxes as the transaction is an asset purchase.

(l) Elimination of other long-term liabilities not assumed by the Company in the Tacoma Acquisition.

(m) Reflects the following:

(1)  Elimination of the Tacoma Plant's historical equity in
       accordance with the purchase method of accounting.........    $(33,217)
(2)  Preferred stock issued by the Company to OCC Tacoma as part
       of the purchase price.....................................       5,500
(3)  Extraordinary item, early extinguishment of debt, net of
       applicable tax............................................     (18,642)
                                                                     --------
                                                                     $(46,359)
                                                                     ========

                       PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)

                                            ACTUAL                           PRO FORMA
                                      -------------------   -------------------------------------------
                                                  TACOMA    T.C. PRODUCTS                         AS
                                      COMPANY      PLANT    ACQUISITION(1)   ADJUSTMENTS(2)    ADJUSTED
                                      --------    -------   --------------   --------------    --------
                                                           (DOLLARS IN THOUSANDS)
Revenues............................  $208,908    $73,715       $4,255           $5,942(a)     $292,820
Cost of sales.......................   150,464     52,420        2,550              (29)(b)     205,405
                                      --------    -------       ------           ------        --------
Gross profit........................    58,444     21,295        1,705            5,971          87,415
Selling, general and administrative
  expenses..........................    29,860      1,782          900              997(c)       33,539
                                      --------    -------       ------           ------        --------
Operating income....................    28,584     19,513          805            4,974          53,876
Interest expense, net...............    19,212         --          271            8,829(d)       28,312
Other income (expense), net.........       887     (2,209)          11            2,216(e)          905
                                      --------    -------       ------           ------        --------
Income before income taxes and
  extraordinary item................    10,259     17,304          545           (1,639)         26,469
Provision for income taxes..........     5,859      6,059          241             (655)(f)      11,504
                                      --------    -------       ------           ------        --------
Income before extraordinary item....  $  4,400    $11,245       $  304           $ (984)       $ 14,965
                                      ========    =======       ======           ======        ========

                       (see footnotes on following page)

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1996
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(1) Reflects the pro forma financial results of T.C. Products for the period of January 1, 1996 to July 1, 1996, the period prior to ownership by the Company.

(2) Reflects the adjustments to the Tacoma Plant's operating results to reflect operations as part of the Company:

(a) Reflects the following:

(1)  Elimination of freight costs associated with the sale of
     100,000 tons per year of chlorine shipped to the Gulf Coast for which OCC Tacoma will bear the cost.....................  $  6,394
(2)  Adjustment to sales to OCC Tacoma for the difference between
     historical prices and Gulf Coast prices.....................        60
(3)  Additional 5% commission to be paid to OxyChem on OxyChem's
     national accounts to be serviced by the Company.............      (512)
                                                                   --------
                                                                   $  5,942
                                                                   ========

(b) Reflects the following:

(1)  Elimination of the impact of LIFO accounting previously used by the Tacoma Plant as the Company uses FIFO or average cost
     methods of accounting for inventory valuation...............  $    652
(2)  Additional depreciation expense with respect to the
     properties, plant and equipment purchased in connection with the Tacoma Acquisition using the straight-line method over
     an average life of 20 years.................................       351
(3)  Elimination of operating lease expense for equipment
     capitalized by the Company which was previously leased by
     OCC Tacoma..................................................    (1,532)
(4)  Incremental insurance costs.................................       500
                                                                   --------
                                                                   $    (29)
                                                                   ========

(c) Reflects the following:

(1)  Elimination of OxyChem corporate allocations................  $ (1,782)
(2)  Addition of the Company's incremental selling, general and
     administrative expenses.....................................       750
(3)  Additional amortization expense with respect to intangible assets purchased in connection with the Tacoma Acquisition using the straight-line method over periods of 5 to 25
     years.......................................................     2,029
                                                                   --------
                                                                   $    997
                                                                   ========

(d) Incremental interest expense related to the Term Loans with an assumed interest rate of 8.375% and to the Notes with an interest rate of 9.25%. A 0.25% change in the interest rate applicable to the Term Loans would change pro forma interest expense by $250.

(e) Reflects the following:

(1)  Elimination of environmental expense associated with the
     Tacoma Plant's accrual of known environmental matters.......  $  1,932
(2)  Elimination of fees related to the Tacoma Plant's sales of
     receivables.................................................       377
(3)  Elimination of amortization of deferred gain on equipment capitalized by the Company, which was previously leased by
     the Tacoma Plant............................................       (93)
                                                                   --------
                                                                   $  2,216
                                                                   ========

(f) Represents the tax effect of all pro forma adjustments.

                       PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                                           ACTUAL                PRO FORMA
                                                     ------------------   -----------------------
                                                                TACOMA                      AS
                                                     COMPANY     PLANT    ADJUSTMENTS    ADJUSTED
                                                     -------    -------   -----------    --------
                                                                (DOLLARS IN THOUSANDS)
Revenues...........................................  $46,046    $18,738     $ 1,065 (a)  $65,849
Cost of sales......................................   36,339     13,590        (121)(b)   49,808
                                                     -------    -------     -------      -------
Gross profit.......................................    9,707      5,148       1,186       16,041
Selling, general and administrative expenses.......    8,405        269         426 (c)    9,100
                                                     -------    -------     -------      -------
Operating income...................................    1,302      4,879         760        6,941
Interest expense, net..............................    4,774         --       2,207 (d)    6,981
Other income, net..................................      229        542        (540)(e)      231
                                                     -------    -------     -------      -------
Income (loss) before income taxes and extraordinary
  item.............................................   (3,243)     5,421      (1,987)         191
Provision for income taxes.........................     (789)     1,898        (795)(f)      314
                                                     -------    -------     -------      -------
Income (loss) before extraordinary item............  $(2,454)   $ 3,523     $(1,192)     $  (123)
                                                     =======    =======     =======      =======

                       (see footnotes on following page)

                   NOTES TO PRO FORMA STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)
                             (DOLLARS IN THOUSANDS)

(a) Reflects the following:

(1)  Elimination of freight costs associated with the sale of
     100,000 tons per year of chlorine shipped to the Gulf Coast for which OCC Tacoma will bear the cost.....................  $  793
(2)  Reclassification of freight rebate from other income to
     offset freight costs included in revenues...................     586
(3)  Adjustment to sales to OCC Tacoma for the difference between
     historical prices and Gulf Coast prices.....................    (186)
(4)  Additional 5% commission to be paid to OxyChem on OxyChem's
     national accounts to be serviced by the Company.............    (128)
                                                                   ------
                                                                   $1,065
                                                                   ======

(b) Reflects the following:

(1)  Elimination of the impact of LIFO accounting previously used by the Tacoma Plant as the Company uses FIFO or average cost methods of accounting for inventory valuation...............  $  101
(2)  Additional depreciation expense with respect to the
     properties, plant and equipment purchased in connection with the Tacoma Acquisition using the straight-line method over
     an average life of 20 years.................................      36
(3)  Elimination of operating lease expense for the equipment capitalized by the Company which was previously leased by
     OCC Tacoma..................................................    (383)
(4)  Incremental insurance costs.................................     125
                                                                   ------
                                                                   $ (121)
                                                                   ======

(c) Reflects the following:

(1)  Elimination of OxyChem corporate allocations................  $ (269)
(2)  Addition of the Company's incremental selling, general and
     administrative expenses.....................................     188
(3)  Additional amortization expense with respect to intangible assets purchased in connection with the Tacoma Acquisition using the straight-line method over periods of 5 to 25
     years.......................................................     507
                                                                   ------
                                                                   $  426
                                                                   ======

(d) Incremental interest expense related to the Term Loans with an assumed interest rate of 8.375% and to the Notes with an interest rate of 9.25%.

(e) Reflects the following:

(1)  Elimination of fees related to the Tacoma Plant's sales of
     receivables.................................................  $   69
(2)  Elimination of amortization of deferred gain on equipment capitalized by the Company, which was previously leased by
     the Tacoma Plant............................................     (23)
(3)  Reclassification of freight rebate to revenues to offset
     freight costs...............................................    (586)
                                                                   ------
                                                                   $ (540)
                                                                   ======

(f) Represents the tax effect of all pro forma adjustments.

         (c) Exhibits.

         The following exhibits are filed herewith:

         EXHIBIT NO.                       DESCRIPTION OF EXHIBITS

                 2 Asset Purchase Agreement, dated as of May 14, 1997, between the Company and OxyChem.

                 4 Certificate of Designations of Series A Preferred Stock of the Company.



                                   SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        PIONEER COMPANIES, INC.



June __, 1997                                  By: /s/ PHILIP A. ABLOVE
                                                  -----------------------------
                                                  Philip A. Ablove
                                                  Vice President and
                                                  Chief Financial Officer

                                 EXHIBIT INDEX

         EXHIBIT NO.                       DESCRIPTION OF EXHIBITS

                 2 Asset Purchase Agreement, dated as of May 14, 1997, between the Company and OCC Tacoma.

                 4 Certificate of Designations of Series A Preferred Stock of the Company.








                                      -26-